Exhibit 99.1

PFSweb Reports First Quarter 2022 Results

First Quarter 2022 10-Q Filing Makes the Company Compliant with its SEC and Nasdaq Financial Reporting Obligations

Revenue Growth Driven by New Client Contributions and Continued Strong Fulfillment Demand Within Existing Client Base

Reaffirms Full Year 2022 Financial Outlook

ALLEN, Texas – June 13, 2022 – PFSweb, Inc. (NASDAQ: PFSW) (the “Company"), a global commerce services company, today reported results for the first quarter ended March 31, 2022. As previously communicated, the results were delayed as a result of the complex tax implications and labor-intensive closing process associated with the sale of the LiveArea global business to Merkle for approximately $250 million in gross proceeds, which was completed on August 25, 2021, and the required financial reporting and accounting segmentation of previously commingled business entities. The delay was not related to any historical issues with PFSweb’s accounting practices or fundamental business.

“Reporting our first quarter 2022 results today enables us to become current with our financial filings, placing us in full compliance with Nasdaq listing rules and SEC reporting obligations,” said Mike Willoughby, CEO of PFSweb. “I am proud of our team’s tireless work to complete this process within our previously disclosed timeline. We expect to remain compliant with Nasdaq and SEC reporting requirements going forward as we execute on our strategic objectives and seek to maximize the value for our shareholders.

“Our first quarter performance demonstrates our sustained focus on becoming a leaner, more fulfillment-oriented business. We continued to meet strong fulfillment demand within our existing client base and new client engagements, which drove our year-over-year PFS Operations SFE revenue growth. Though our bottom-line performance reflects higher restructuring expenses related to our LiveArea transaction and ongoing strategic alternatives process, we have otherwise worked to optimize our cost structure to better align with our current PFS operational framework. We remain committed to providing differentiated, branded eCommerce fulfillment operations and support services to our clients, as well as driving increased efficiencies across our business.”

Q1 2022 Summary vs. Q1 2021

Results and comparisons reflect the classification of LiveArea as a discontinued operation.

•Total revenues increased 10% to $66.5 million.
•PFS Operations service fee equivalent (SFE) revenue (a non-GAAP measure defined and reconciled below) increased 7% to $45.8 million.
•PFS Operations service fee gross margin, excluding certain LiveArea-related activity, decreased to 20% compared to 25%.
•Net loss from continuing operations was $7.5 million or $(0.33) per share, compared to net loss from continuing operations of $1.4 million or $(0.06) per share.
•Consolidated adjusted EBITDA from continuing operations (a non-GAAP measure defined and reconciled below) was $(0.4) million compared to $0.9 million.
•PFS Operations adjusted EBITDA from continuing operations (a non-GAAP measure defined and reconciled below) was $4.3 million compared to $6.1 million.

Q1 2022 Operational Highlights
•Recorded seven bookings worth an estimated $6.8 million in annual contract value, comprising new fulfillment and contact center engagements, as well as existing client expansions.

Zach Thomann, COO of PFSweb, commented: “We have sustained robust bookings momentum using our multi-node fulfillment strategy coupled with our highly branded operations to create a winning value proposition for our target market. During the first quarter, we recorded seven bookings worth an estimated $6.8 million in annual contract value and continued strong operational execution for our clients, several of which have already been quickly implemented to meet our clients’ desired timelines. To help meet high fulfillment demand, our multi-node strategy has allowed us to shift certain client programs to more favorable labor markets, expand existing clients into new geographies, and ramp our incremental capacity for new clients. To this end, we expect our second Las Vegas fulfillment center to be operational in the third quarter of this year, further strengthening our U.S. distribution network.

“While our first quarter service fee gross margin reflects the impacts of increased labor costs in an inflationary wage environment, we have since implemented additional contract pricing changes and productivity enhancements to help mitigate the impact of these challenges. Given our cost reduction initiatives and current growth trends within our business, we remain comfortable with our previously stated full year 2022 financial outlook. I am proud of our team’s agility and strong execution amid dynamic industry conditions, and we aim to continue advancing towards our goals throughout the year ahead.”

2022 Outlook

The Company continues to reiterate its previously stated 2022 financial outlook, which targets 2022 PFS annual SFE revenue growth in the range of 5% to 10%. The Company remains optimistic that it can achieve SFE revenue growth at the upper end of this targeted range, driven by expected continued organic growth from existing clients, strong bookings and a robust sales pipeline. The Company also continues to expect 2022 estimated PFS pro forma standalone adjusted EBITDA percentage of service fee revenue to be within the range of 8% to 10%.

Strategic Alternatives Process

PFSweb continues to work with its financial advisor, Raymond James, on a review of a full range of strategic alternatives for its PFS business. As previously disclosed, the Company has also substantially concluded its obligations to Merkle under a Transition Services Agreement.

PFSweb does not currently have a specific timeline for the completion of its strategic review process, and it does not intend to comment further regarding the review process unless or until a specific transaction is approved by its Board of Directors, the review process is concluded, or it has otherwise determined that further disclosure is appropriate or required by law.

Update on NASDAQ Compliance Process

As previously communicated, PFSweb received a notice from the Nasdaq Stock Market on May 12, 2022, notifying the Company that it was not in compliance with the periodic filing requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1) because the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the "2022 Q1 10-Q") was not filed with the SEC by the required due date of May 10, 2022.

Nasdaq provided the Company with 60 calendar days, until July 11, 2022, to submit a plan to regain compliance. With the Company’s filing of the 2022 Q1 10-Q on June 13, 2022, the Company has regained compliance. The Company expects to maintain compliance with its SEC reporting obligations and Nasdaq listing requirements on a go-forward basis.

Conference Call

PFSweb will conduct a conference call today, June 13, at 5:00 p.m. Eastern time to discuss its results for the first quarter ended March 31, 2022.

PFSweb management will host the conference call, followed by a question and answer period.

Date: Monday, June 13, 2022
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: (866) 220-4153
International dial-in number: (864) 663-5228
Conference ID: 2093164

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.ir.pfsweb.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through June 27, 2022.

Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 2093164

Forward-Looking Information
This press release contains forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “potential,” “project,” “seek,” “strive,” “predict,” “continue,” “target,” “estimate”, and other similar expressions. These forward-looking statements involve risks and uncertainties and may include assumptions as to how we may perform in the future, the impact of the COVID-19 pandemic on our business and results of operations, and global economic conditions. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee these expectations will actually be achieved. The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and our quarterly reports on Form 10-Q identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the periodic reports of the Company and the Risk Factors described therein.
The Company undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
Financial Statement Presentation Matters
The LiveArea segment has been presented as a discontinued operation for all periods presented in this news release.
The condensed consolidated financial statements in this news release have been revised to correct for an immaterial error related to deferred income taxes that were incorrectly recorded in prior periods.

Non-GAAP Financial Measures
This news release contains certain non-GAAP measures, including non-GAAP net income (loss) from continuing operations, earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations and service fee equivalent revenue.
Non-GAAP net income (loss) from continuing operations represents net income (loss) from continuing operations calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, restructuring and other costs.
EBITDA from continuing operations represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA from continuing operations further eliminates the effect of stock-based compensation, as well as restructuring and other.
Non-GAAP net income (loss) from continuing operations, EBITDA from continuing operations, adjusted EBITDA from continuing operations and service fee equivalent revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, restructuring and other costs, and EBITDA from continuing operations and adjusted EBITDA from continuing operations further eliminate the effect of financing, remaining income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service fee equivalent revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.
The Company has presented non-GAAP financial measures for the PFS Operations business including total Direct contribution, EBITDA, adjusted EBITDA and service fee equivalent revenue which include adjustments for certain LiveArea related revenue activity and unallocated corporate costs. Such measures are reconciled below.
The Company believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.
About PFS
PFS, the business unit of PFSweb, Inc. (NASDAQ: PFSW) is a premier eCommerce order fulfillment provider. We facilitate each operational step of an eCommerce order in support of DTC and B2B retail brands and specialize in health & beauty, fashion & apparel, jewelry, and consumer packaged goods. Our scalable solutions support customized pick/pack/ship services that deliver on brand ethos with each order. A proven order management platform, as well as high-touch customer care, reinforce our operation. With 20+ years as an industry leader, PFS is the BPO of choice for brand-centric companies and household brand names, such as L’Oréal USA, Champion, Pandora, Shiseido Americas, Kendra Scott, the United States Mint, and many more. The Company is headquartered in Allen, TX with additional locations around the globe. For more information, visit www.pfscommerce.com or ir.pfsweb.com for investor information.

Investor Relations:
Cody Slach and Jackie Keshner
Gateway Group, Inc.
1-949-574-3860
PFSW@gatewayir.com

PFSWEB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	Unaudited March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$154,781	$152,332
Restricted cash	214	214
Accounts receivable, net of allowance for doubtful accounts of $651 and $867 at March 31, 2022 and December 31, 2021, respectively	55,533	78,024
Inventories, net of reserves of $0 and $57 at March 31, 2022 and December 31, 2021, respectively	—	3,133
Other receivables	6,579	7,005
Prepaid expenses and other current assets	7,164	7,244
Total current assets	224,271	247,952
Property and equipment, net	18,684	19,315
Operating lease right-of-use assets, net	33,811	35,371
Goodwill	21,984	22,218
Other assets	1,784	1,610
Total assets	$300,534	$326,466
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$22,759	$36,450
Accrued expenses	30,061	31,643
Current portion of operating lease liabilities	10,054	10,104
Current portion of finance lease obligations	138	222
Deferred revenue	4,061	4,391
Total current liabilities	67,073	82,810
Finance lease obligations, less current portion	69	89
Deferred revenue, less current portion	664	833
Operating lease liabilities, less current portion	28,512	30,393
Other liabilities	2,675	2,565
Total liabilities	98,993	116,690

Commitments and Contingencies

Shareholders' equity:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value; 35,000,000 shares authorized; 22,474,862 and 22,131,546 issued and 22,441,395 and 22,098,079 outstanding at March 31, 2022 and December 31, 2021, respectively	21	21
Additional paid-in capital	177,250	177,511
Retained earnings	26,055	33,522
Accumulated other comprehensive loss	(1,660)	(1,153)
Treasury stock at cost, 33,467 shares	(125)	(125)
Total shareholders’ equity	201,541	209,776
Total liabilities and shareholders’ equity	$300,534	$326,466

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2022	2021
Revenues:
Service fee revenue	$45,531	$45,520
Product revenue, net	3,197	4,308
Pass-through revenue	17,759	10,876
Total revenues	66,487	60,704
Costs of Revenues:
Cost of service fee revenue	36,492	33,530
Cost of product revenue	2,951	4,086
Cost of pass-through revenue	17,759	10,876
Total costs of revenues	57,202	48,492
Gross profit	9,285	12,212
Selling, general and administrative expenses	16,428	12,931
Loss from operations	(7,143)	(719)
Interest expense, net	6	375
Loss from continuing operations before income taxes	(7,149)	(1,094)
Income tax expense, net	318	279
Net loss from continuing operations	(7,467)	(1,373)

Loss from discontinued operations before income taxes	—	(820)
Income tax expense, net	—	29
Net loss from discontinued operations	—	(849)

Net loss	$(7,467)	$(2,222)

Basic loss per share:
Net loss from continuing operations per share	$(0.33)	$(0.06)
Net loss from discontinued operations per share	—	(0.04)
Basic loss per share	$(0.33)	$(0.10)
Diluted loss per share:
Net loss from continuing operations per share	$(0.33)	$(0.06)
Net loss from discontinued operations per share	—	(0.04)
Diluted loss per share	$(0.33)	$(0.10)
Weighted average number of shares outstanding:
Basic	22,445	21,274
Diluted	22,445	21,274
Comprehensive income
Net loss	$(7,467)	$(2,222)
Foreign currency translation adjustment, net of taxes	(507)	(355)
Total comprehensive loss	$(7,974)	$(2,577)

EBITDA from continuing operations	$(5,188)	$1,296
Adjusted EBITDA from continuing operations	$(371)	$931

PFSWEB, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Certain Non-GAAP Items to GAAP
(In Thousands)

	Three Months Ended March 31,
	2022	2021
Net loss from continuing operations	$(7,467)	$(1,373)
Income tax expense, net	318	279
Interest expense, net	6	375
Depreciation and amortization	1,955	2,015
EBITDA from continuing operations	(5,188)	1,296
Gross margin on LiveArea activity (1)	—	(1,268)
Stock-based compensation	739	617
Restructuring and other costs	4,078	286
Adjusted EBITDA from continuing operations	$(371)	$931

	Three Months Ended March 31,
	2022	2021
Net loss from continuing operations	$(7,467)	$(1,373)
Stock-based compensation	739	617
Restructuring and other costs	4,078	286
Non-GAAP net loss from continuing operations	$(2,650)	$(470)

	Three Months Ended March 31,
	2022	2021
Total revenues from continuing operations	$66,487	$60,704
Pass-through revenue	(17,759)	(10,876)
Cost of product revenue	(2,951)	(4,086)
Service fee revenue related to LiveArea activity (1)	—	(3,089)
Service fee equivalent revenues from continuing operations	$45,777	$42,653

(1) In completing the discontinued operations presentation, certain LiveArea revenues, costs of revenues and gross margin related to client contracts that were not fully transferred to contracts directly operating under the LiveArea operating entities as of the August 2021 transaction date were maintained by PFSweb as part of the continuing operations presentation. As of the LiveArea transaction date, future activities of certain contracts where we have subcontracted services to LiveArea are expected to be recorded as pass-through revenue and pass-through costs, for as long as such contracts continue to be maintained directly through PFSweb.

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP OPERATING INFORMATION
(In Thousands)

The following tables represents the financial information for PFS Operations for the three months ended March 31, 2022 and 2021 excluding certain unallocated corporate costs and certain non-continuing revenues and expenses.

	Three Months Ended March 31,
PFS Operations (Non-GAAP)	2022	2021
Revenues:
Service fee revenue	$45,531	$45,520
Product revenue, net	3,197	4,308
Pass-through revenue	17,759	10,876
Service fee revenue related to LiveArea activity (1)	—	(3,089)
Total revenues	66,487	57,615
Costs of Revenues:
Cost of service fee revenue	36,492	33,530
Cost of product revenue	2,951	4,086
Cost of pass-through revenue	17,759	10,876
Cost of service fee revenue related to LiveArea activity (1)	—	(1,821)
Total costs of revenues	57,202	46,671
Gross profit	9,285	10,944
Direct operating expenses (2)	7,457	7,228
Direct contribution	1,828	3,716
Depreciation and amortization (3)	1,979	1,885
Stock-based compensation (4)	129	152
Restructuring and other costs (5)	345	300
Adjusted EBITDA	$4,281	$6,053

Total Revenues	$66,487	$57,615
Pass-through revenue	(17,759)	(10,876)
Cost of product revenue	(2,951)	(4,086)
Service fee equivalent revenue	$45,777	$42,653

(1) In completing the discontinued operations presentation, certain LiveArea revenues, costs of revenues and gross profit related to client contracts that were not fully transferred to contracts directly operating under the LiveArea operating entities as of the August 2021 transaction date were maintained by PFSweb as part of the continuing operations presentation. As of the LiveArea transaction date, future activities of certain contracts where we have subcontracted services to LiveArea are expected to be recorded as pass-through revenue and pass-through costs, for as long as such contracts continue to be maintained directly through PFSweb.
(2) Direct operating expenses for PFS Operations exclude unallocated corporate costs included in consolidated selling, general and administrative expense of $9.0 million and $5.7 million for the three months ended March 31, 2022 and 2021, respectively.
(3) Depreciation and amortization for PFS Operations exclude depreciation and amortization applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of approximately $0.0 million and $0.1 million for the three months ended March 31, 2022 and 2021, respectively.
(4) Stock based compensation for PFS Operations exclude stock-based compensation applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of $0.6 million and $0.5 million for the three months ended March 31, 2022 and 2021, respectively.
(5) Restructuring and other costs for PFS Operations exclude restructuring and other costs applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of $3.7 million and $0.0 million for the three months ended March 31, 2022 and 2021, respectively.